Exhibit 99.1

NEWS RELEASE	FOR FURTHER INFORMATION Julie Bowen Vice President of Marketing Services (217) 223-7300 julie.bowen@mercbanx.com

FOR IMMEDIATE RELEASE

MERCANTILE BANCORP ANNOUNCES AGREEMENT FOR SALE
OF TWO MISSOURI BRANCHES OF MERCANTILE BANK

Quincy, IL, October 19, 2011 – Mercantile Bancorp, Inc. (NYSE Amex: MBR) (the “Company”) today announced that its subsidiary, Mercantile Bank, has entered into a definitive agreement to sell two Mercantile Bank branches located in Savannah and St. Joseph Missouri, excluding the trust and brokerage divisions which are retained by Mercantile Bank, to HNB National Bank headquartered in Hannibal, Missouri, contingent upon customary closing conditions, including bank regulatory approvals.  Pursuant to the terms of the agreement, Mercantile Bank will sell approximately $63 million in loans to HNB National Bank and HNB National Bank will assume up to $74 million in deposits booked at the Mercantile Bank branches for a deposit premium of 1.5%.

The sale of these two northwest Missouri branches is a significant step in the Company’s ongoing efforts to improve its capital position. Lee R. Keith, President & CEO of Mercantile Bancorp stated, “This sale represents an opportunity for us to proactively and positively impact our capital levels while also allowing us to concentrate our focus on Mercantile Bank’s business model in its primary and largest market area in Quincy, Illinois.”

“Mercantile Bank, founded in 1906, remains one of Quincy’s largest financial institutions, and the Company is committed to supporting the Bank’s efforts to continue to serve its consumer, commercial, and agricultural customers in the greater-Quincy area,” states Keith.

Once the sale receives the necessary regulatory approvals and is completed, customers in Savannah and St. Joseph, Missouri should be able to seamlessly transition their banking relationships to HNB National Bank. Keith emphasizes, “We appreciate the loyalty and patronage of our northwest Missouri employees and customers over the years, and we have complete confidence in HNB National Bank to provide them with the same kind of dedicated community bank service going forward.”

About Mercantile Bancorp

Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with wholly-owned subsidiaries consisting of one bank each in Illinois, Kansas, and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. Further information is available on the company’s website at mercbanx.com.

Forward-Looking Statements
This press release may contain “forward-looking statements” which reflect the Company’s current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements that are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, the Company, together with its subsidiaries, claims the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in our Annual Report on Form 10-K for the year ended December 31, 2010, and our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2011 as on file with the Securities and Exchange Commission, and include, among other factors, the following: general business and economic conditions on both a regional and national level; fluctuations in real estate values; the level and volatility of the capital markets, interest rates, and other market indices; changes in consumer and investor confidence in, and the related impact on, financial markets and institutions; estimates of fair value of certain Company assets and liabilities; federal and state legislative and regulatory actions; various monetary and fiscal policies and governmental regulations; and changes in accounting standards, rules and interpretations and their impact on the Company’s financial statements.  The words "believe," "expect," "anticipate," "project," and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.